Exhibit 99.15

           (Text of graph posted to Ashland Inc.'s website concerning
                      U.S. Gulf Coast Asphalt Barge Prices)

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 ARGUS ASPHALT REPORT ((C), 2004 ARGUS MEDIA) U.S. GULF COAST ASPHALT BARGE PRICES*

SOURCE: Argus Media

Information concerning Argus may be accessed at www.argusonline.com. Ashland makes no warranties or representations concerning any information posted or distributed by Argus, including without limitation information contained on its website.

                                                                                                                 1999-2003
                                                                                                                  Average
                        1999          2000          2001          2002         2003          2004                 by Month
                      ------        ------        ------        ------       ------         -----                 --------

      Jan             42.06         102.06         71.69        73.31        144.31         113.69                  86.69
      Feb             46.63         116.56         64.25        91.69        167.00         111.65                  97.23
     March            53.5          130.60         68.50        102.50       156.25         116.06                 102.27
     April            63.94         135.13         72.13        120.75       138.75         125.69                 106.14
      May             68.2          132.19         78.88        139.75       120.20         142.35                 107.84
      June            72.55         128.95         87.44        145.75       121.38         155.25                 111.21
      July            83.05         126.19         94.75        131.63       121.50         156.88                 111.42
     August           88.06         119.65        102.35        122.56       126.75         154.40                 111.87
      Sept            90.85         115.88        106.42        117.63       128.81         153.50                 111.92
      Oct             91.81         102.17        100.44        114.44       127.19         145.44                 107.21
      Nov             91.5           91.00         86.25        98.75        118.50         126.60                  97.20
      Dec             92.92          84.83         69.00        94.58        115.00         110.69                  91.27
     Annual Avg.      73.76         115.43         83.51        112.78       132.14         134.35                 103.52
* 2005 YTD PRICES ARE EXCLUDED FROM THE HISTORIC PRICE AVERAGE BY MONTH COLUMN

ARGUS ASPHALT REPORT MONTHLY LIQUID ASPHALT BARGE PRICE AVERAGES FOR EAST AND WEST GULF COAST F.O.B.
REFINERY SOURCES.  PRICES REPRESENT NON-POLYMERIZED AC-20 OR PG 64-22 GRADE ASPHALT

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